As filed with the Securities and Exchange Commission on July 31, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Paramount Skydance Corporation (Exact name of registrant as specified in its charter)	Paramount Global (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
4833 (Primary Standard Industrial Classification Code Number)	4833 (Primary Standard Industrial Classification Code Number)
99-3917985 (I.R.S. Employer Identification No.)	04-2949533 (I.R.S. Employer Identification No.)
1515 Broadway
New York, New York 10036
(212) 258-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
David Ellison
Paramount Skydance Corporation
1515 Broadway
New York, New York 10036
(212) 258-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Jason M. Licht
Benjamin J. Cohen
Kaj P. Nielsen
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
PARAMOUNT SKYDANCE CORPORATION
Debt Securities
Guarantees
Preferred Stock
Class B Common Stock
Warrants
PARAMOUNT GLOBAL
Debt Securities
Guarantees
Warrants
Paramount Skydance Corporation, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell, from time to time, in one or more offerings and series, together or separately:
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debt securities;

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guarantees;

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preferred stock;

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non-voting Class B Common Stock; and

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warrants representing rights to purchase any of the other securities that may be sold under this prospectus.

Guarantees of Paramount Global, a wholly owned subsidiary of Paramount Skydance Corporation, may be issued in connection with debt securities of Paramount Skydance Corporation. Unless the applicable prospectus supplement states otherwise, any debt securities of Paramount Global will be guaranteed on a full and unconditional basis or co-issued by Paramount Skydance Corporation. Warrants may be co-issued by Paramount Global when the securities with respect to which the warrants are issued will be guaranteed by Paramount Global.
The debt securities of Paramount Skydance Corporation or Paramount Global may be convertible into or exchangeable for shares of our Class B Common Stock (“Class B Common Stock”) or preferred stock of Paramount Skydance Corporation, and the preferred stock of Paramount Skydance Corporation may be convertible into or exchangeable for Class B Common Stock of Paramount Skydance Corporation.
Our non-voting Class B Common Stock is listed and traded on The Nasdaq Global Select Market under the symbol “PSKY”. Shares of our voting Class A Common Stock (“Class A Common Stock”) are not listed on any stock market or exchange.
Investing in our securities involves risks that are referenced under the caption “Risk Factors” on page ii of this prospectus.
When we offer securities, we will provide you with a prospectus supplement or term sheet describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplements or term sheets relating to the specific issue of securities before you decide to invest in any of these securities.
We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to one or more purchasers, on a delayed or continuous basis. Selling security holders may offer and sell their securities from time to time on terms described in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 31, 2026.

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RISK FACTORS
Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in Paramount Skydance Corporation’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus, in the applicable prospectus supplement or incorporated by reference into this prospectus or into the applicable prospectus supplement in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Paramount Skydance Corporation and Paramount Global filed with the SEC utilizing the “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of such offering. The prospectus supplement may also add to, update or change information contained in this prospectus. The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us, as applicable. Any underwriters, dealers or agents participating in such offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act).” You should carefully read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation by Reference.”
In this prospectus we use the terms “Paramount Skydance Corporation,” “we,” “us,” and “our” and similar words to refer to Paramount Skydance Corporation, a Delaware corporation, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus or any prospectus supplement. References to “$” and “dollars” are to United States dollars.
We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus, in the related prospectus supplement or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus or that any document incorporated by reference into this prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since such date.
Some of the market and industry data contained or incorporated by reference in this prospectus are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained or incorporated by reference in this prospectus, and beliefs and estimates based on such data, may not be reliable.
This prospectus omits financial statements for Paramount Global, as permitted by the SEC in Rule 3-10 of Regulation S-X under the Securities Act. Paramount Global is a consolidated subsidiary of Paramount Skydance Corporation. Paramount Skydance Corporation files consolidated financial statements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Paramount Skydance Corporation will provide the alternative disclosure required by Rule 13-01 of Regulation S-X under the Securities Act in the form of summarized financial information for Paramount Global and other members of any applicable “Obligor Group” for purposes of such disclosure.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. The Class B Common Stock of Paramount Skydance Corporation is listed on The Nasdaq Global Select Market under the symbol “PSKY”.

INCORPORATION BY REFERENCE
We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including filings made after the date of this prospectus and until the offering of the particular securities covered by a prospectus supplement has been completed.
We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we subsequently file with the SEC will automatically update and supersede this information. For SEC reporting purposes, the predecessor registrant to Paramount Skydance Corporation for the period prior to August 7, 2025, pursuant to Section 12 of the Exchange Act, is Paramount Global. We incorporate by reference:
(a)
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026), as amended by Amendment No. 1 to such Annual Report on Form 10-K/A (filed with the SEC on April 24, 2026), including as superseded by, and solely to the extent set forth in, our Current Report on Form 8-K filed with the SEC on May 13, 2026;

(b)
our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 4, 2026;

(c)
the historical consolidated financial statements of Skydance Media, LLC and accompanying notes included in Amendment No. 1 filed with the SEC on October 23, 2025, to our Current Report on Form 8-K12B filed with the SEC on August 7, 2025;

(d)
the historical audited consolidated financial statements of Warner Bros. Discovery, Inc. as of December 31, 2025 and 2024, and for each of the three fiscal years in the period ended December 31, 2025, and the related notes and schedule of valuation and qualifying accounts, the Report of Independent Registered Public Accounting Firm thereon and Management’s Report on Internal Control Over Financial Reporting (incorporated by reference to Part II, Item 8 and Part IV, Item 15 of Warner Bros. Discovery, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (SEC File No. 001-34177), filed with the SEC on February 27, 2026);

(e)
the historical unaudited condensed consolidated financial statements of Warner Bros. Discovery, Inc. as of March 31, 2026 and for the three months ended March 31, 2026 and March 31, 2025, and the notes related thereto (incorporated by reference to Part I, Item 1 of the Warner Bros. Discovery, Inc. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 (SEC File No. 001-34177), filed with the SEC on May 6, 2026);

(f)
our Current Reports on Form 8-K filed with the SEC on January 14, 2026, January 22, 2026, February 10, 2026, March 2, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 thereto), April 7, 2026, April 9, 2026, May 19, 2026 (other than the information furnished pursuant to Item 7.01 and Exhibit 99.1 and Exhibit 99.2), June 29, 2026, July 23, 2026, and July 31, 2026; and

(g)
the description of our capital stock registered under Section 12 of the Exchange Act pursuant to Rule 12g-3(a) promulgated under the Exchange Act in our Registration Statement on Form S-4 filed with the SEC on November 4, 2024 and declared effective by the SEC on February 13, 2025, including any amendments or reports filed for the purposes of updating such description, including Exhibit 4(a) to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (filed with the SEC on February 25, 2026) and Item 5.03 of our Current Report on Form 8-K filed with the SEC on April 7, 2026.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be

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incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website is https://www.paramount.com. Information included on or accessible through our website does not constitute a part of this prospectus or any prospectus supplement. You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address: Paramount Skydance Corporation, 1515 Broadway, New York, New York 10036, Attn: Investor Relations, Telephone Number: (212) 258-6000.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer behavior, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our decisions to invest in new businesses, products, services and technologies, and the evolution of our business strategy; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, content and long-lived assets, including finite-lived intangible assets; liabilities related to discontinued operations and former businesses; increasing scrutiny of, and evolving expectations for, sustainability initiatives; evolving business continuity, cybersecurity, privacy and data protection and similar risks; challenges in protecting and maintaining our intellectual property rights; domestic and global political, economic and regulatory factors affecting our businesses generally; the inability to hire or retain key employees or secure creative talent; disruptions to our operations as a result of labor disputes; the risks and costs associated with the integration of, and our ability to integrate, the businesses of Paramount Global and Skydance Media, LLC successfully and to achieve anticipated synergies; litigation relating to the transaction pursuant to which we acquired Skydance Media, LLC potentially resulting in substantial costs; volatility in the price of our Class B Common Stock; the effect our dual-class capital structure and the concentrated ownership may have on the price of our Class B Common Stock or business; risks related to a private sale of a controlling interest in us, including that our stockholders may not realize any change of control premium on shares of our Class B Common Stock and that we may become subject to the control of a presently unknown third party; risks associated with our status as a “controlled company” under the rules of The Nasdaq Global Select Market, including our exemption from certain corporate governance requirements; risks associated with the lack of voting rights of our Class B Common Stock; risks that anti-takeover provisions in our amended and restated certificate of incorporation and amended and restated bylaws, and under Delaware law could deter, delay, or prevent a change of control; risks that exclusive forum provisions in our amended and restated certificate of incorporation could limit a stockholder’s choice of forum for certain claims and discourage lawsuits against our directors and officers; risks that corporate opportunity provisions in our amended and restated certificate of incorporation could permit certain persons to pursue competitive opportunities that might otherwise be available to us; risks associated with our holding company structure, including our dependence on distributions from our subsidiaries to meet our tax obligations and other cash requirements; disruptions caused by the acquisition by Paramount Skydance Corporation of Warner Bros. Discovery, Inc. (“WBD”) pursuant to the merger agreement (the “WBD Merger Agreement”), dated February 27, 2026 (the “WBD Merger”) to our and WBD’s business and commercial relationships; the negative impact that a failure to consummate the WBD Merger could have on our business, financial condition, results of operations and stock price; the risk that the WBD Merger may be prevented or delayed or the anticipated benefits reduced if we do not obtain certain regulatory approvals; the risk that the WBD Merger Agreement may be terminated in accordance with its terms, including if any conditions to the closing of the WBD Merger are not satisfied; the risk that litigation relating to the WBD Merger could prevent or delay the closing of the WBD Merger or result in the payment of damages after closing; challenges realizing synergies and other anticipated benefits expected from the WBD Merger, including integrating WBD’s business successfully; risks to our business, financial condition or results of operations as a result of the incurrence of substantial costs and indebtedness in connection with the WBD Merger; risks of reduced ownership and economic interest by our existing stockholders as a result of the WBD Merger; and other factors described in our news releases and filings with the SEC, including but not limited to Paramount Skydance Corporation’s reports on Form 10-K, Form 10-Q and Form 8-K incorporated by reference herein, and in the section entitled “Risk Factors” on page ii of this prospectus. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the dates of the respective documents, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

PARAMOUNT SKYDANCE CORPORATION
Paramount Skydance Corporation, a Delaware corporation, is a next-generation global media and entertainment company, comprised of three business segments: Studios, Direct-to-Consumer and TV Media. Paramount Skydance Corporation’s portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, SHOWTIME, Paramount+, Pluto TV, and Skydance Animation, Film, Television, Interactive/Games, and Paramount Sports Entertainment. Paramount Skydance Corporation is the holding company for Paramount Global and Skydance Media, LLC. A description of Paramount Global is provided below under “Paramount Global.”
Paramount Skydance Corporation was incorporated as New Pluto Global, Inc., a Delaware corporation, on June 3, 2024. On August 7, 2025, New Pluto Global, Inc. changed its name to Paramount Skydance Corporation in connection with its acquisition of Paramount Global and Skydance Media, LLC. The principal offices of Paramount Skydance Corporation are at 1515 Broadway, New York, New York 10036. Paramount Skydance Corporation’s telephone number is (212) 258-6000 and its website is https://www.paramount.com. Information included on or accessible through this website does not constitute a part of this prospectus or any prospectus supplement.

PARAMOUNT GLOBAL
Paramount Global was organized as a Delaware corporation in 1986. In December 2019, its name was changed to ViacomCBS Inc. in connection with the merger of Viacom Inc. and CBS Corporation. In February 2022, ViacomCBS Inc. changed its name to Paramount Global. On August 7, 2025, Paramount Skydance Corporation consummated the acquisition of Paramount Global and Skydance Media, LLC and Paramount Global became a direct, wholly-owned subsidiary of Paramount Skydance Corporation. The principal offices of Paramount Global are at 1515 Broadway, New York, New York 10036. Paramount Global’s telephone number is (212) 258-6000 and its website is https://www.paramount.com. Information included on or accessible through this website does not constitute a part of this prospectus or any prospectus supplement.

USE OF PROCEEDS
Unless indicated otherwise in a prospectus supplement, we expect to use the proceeds, net of transaction costs, from the sale of our securities for general corporate purposes, including, but not limited to, repayment of borrowings, working capital, acquisitions, capital expenditures and discretionary share repurchases. Such proceeds may be temporarily invested pending use. We will not receive any of the proceeds from the sale of securities by any selling security holders.

DESCRIPTION OF DEBT SECURITIES
The following description of Paramount Skydance Corporation’s and Paramount Global’s debt securities to be issued under the Indenture (as defined below) summarizes the general terms and provisions of the debt securities to which any prospectus supplement may relate. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, the Indenture. We will describe the specific terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized in this description may apply to any series of its debt securities in the prospectus supplement relating to that series. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
Paramount Skydance Corporation and Paramount Global may issue debt securities from time to time, in one or more series under a base indenture to be entered into between Paramount Skydance Corporation and Deutsche Bank Trust Company Americas, as trustee, or another trustee named in a prospectus supplement. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to our “Indenture” in this section mean the applicable form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus. The trustee under the Indenture is called the “Trustee.”
The Indenture does not limit the amount of debt securities that may be issued thereunder. The Indenture provides that debt securities may be issued up to an aggregate principal amount authorized by us and may be payable in any currency or currency unit designated by us.
General
Paramount Skydance Corporation and Paramount Global may issue debt securities from time to time and offer such debt securities on terms determined by market conditions at the time of their sale. Paramount Skydance Corporation and Paramount Global may issue debt securities in one or more series with the same or various maturities and at the same or various prices including at par, at a premium, or at a discount. Any debt securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount, which may be substantial, from their stated principal amount. We will describe the material United States federal income tax consequences and other special considerations applicable to any substantially discounted debt securities in a related prospectus supplement.
You should refer to the prospectus supplement for the following terms of the debt securities offered by this registration statement:
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the issuer of the debt securities;

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the designation, aggregate principal amount and authorized denominations of the debt securities;

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the price at which we will issue the debt securities;

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the date(s) on which the debt securities will mature;

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the annual interest rate(s) of the debt securities, or the method of determining the rate(s);

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whether such interest shall be payable in cash or additional debt securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series;

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the date(s) on which any interest will be payable, the date(s) on which payment of any interest will commence and the regular record date(s) for the payment of interest;

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whether the debt securities will be guaranteed;

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whether the debt securities are subject to subordination and the terms of such subordination;

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whether the debt securities will be secured, and the nature of the collateral securing such debt securities, as well as the priority of any liens thereon;

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the terms of any mandatory or optional redemption(s), including any provisions for sinking, purchase or other similar funds or repayment options;

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the currency unit(s) for which the debt securities may be purchased and in which the principal, any premium and any interest may be payable;

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if the currency unit(s) for which the debt securities may be purchased or in which the principal, any premium and any interest may be payable is at our election or the purchaser’s election, the manner in which the election may be made;

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if the amount of payments on the debt securities is determined by an index based on one or more currency units, or changes in the price of one or more securities or commodities, the manner in which the amounts will be determined;

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the extent to which any of the debt securities will be issuable in temporary or permanent global form, and the manner in which any interest payable on a temporary or permanent global security will be paid;

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the terms and conditions upon which the debt securities may be convertible into or exchangeable for common stock, preferred stock, indebtedness or other debt or equity securities of any person, including Paramount Skydance Corporation;

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any additional covenants that will apply to Paramount Skydance Corporation or any guarantor with respect to such series of debt securities;

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information with respect to book-entry procedures, if any;

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a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the debt securities; and

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any other specific terms of the debt securities not inconsistent with the Indenture.

If we sell any of the debt securities for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or interest on any series of debt securities will be payable in one or more foreign currencies or foreign currency units, we will describe the restrictions, elections, any material United States federal income tax consequences, specific terms and other information with respect to the issue of debt securities and the currencies or currency units in the related prospectus supplement. Unless otherwise specified in the prospectus supplement, debt securities will be issued in U.S. dollars.
Unless specified otherwise in a prospectus supplement, the principal of, premium, if any, and interest on the debt securities will be payable, and the debt securities will be transferable, at the corporate trust office of the applicable Trustee in New York, New York. However, we may make payment of interest, at our option, by check mailed on or before the payment date to the address of the person entitled to the interest payment or by transfer to an account held by the payee as it appears on the registry books of the Trustee, the issuer or its agents.
Unless specified otherwise in a prospectus supplement, we will issue the debt securities in registered form and in denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any transfer or exchange of any debt securities, but we may, except in specific cases not involving any transfer, require payment of a sufficient amount to cover any tax or other governmental charge payable in connection with the transfer or exchange.
Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our subsidiaries upon its liquidation, reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent that Paramount Skydance Corporation’s or Paramount Global’s, as applicable, claims as a creditor of the subsidiary may be recognized.
Ranking
Unless otherwise specified in the prospectus supplement, any senior debt securities of Paramount Skydance Corporation will be senior unsecured obligations of Paramount Skydance Corporation and will rank equally in right of payment with all of Paramount Skydance Corporation’s other unsecured and unsubordinated indebtedness from time to time outstanding.

Unless otherwise specified in the prospectus supplement, any subordinated debt securities of Paramount Skydance Corporation will be unsecured obligations of Paramount Skydance Corporation and will be subordinated in right of payment to Paramount Skydance Corporation’s Senior Indebtedness (as defined below).
Any unsecured debt securities of Paramount Skydance Corporation will be effectively subordinated to any secured indebtedness of Paramount Skydance Corporation to the extent of the value of the assets securing such indebtedness.
Unless otherwise specified in the prospectus supplement, any senior debt securities of Paramount Global will be senior unsecured obligations of Paramount Global and will rank equally in right of payment with all of Paramount Global’s other unsecured and unsubordinated indebtedness from time to time outstanding.
Unless otherwise specified in the prospectus supplement, any subordinated debt securities of Paramount Global will be unsecured obligations of Paramount Global and will be subordinated in right of payment to Paramount Global’s Senior Indebtedness (as defined below).
Any unsecured debt securities of Paramount Global will be effectively subordinated to any secured indebtedness of Paramount Global to the extent of the value of the assets securing such indebtedness.
The Indenture does not limit the amount of debt that Paramount Skydance Corporation or Paramount Global, or their respective subsidiaries, can incur.
In addition, Paramount Skydance Corporation and Paramount Global conduct their operations through subsidiaries, which generate a substantial portion of Paramount Skydance Corporation’s and Paramount Global’s respective consolidated operating income and cash flow. As a result, distributions or advances from Paramount Skydance Corporation’s and Paramount Global’s subsidiaries are a major source of funds necessary to meet Paramount Skydance Corporation’s or Paramount Global’s debt service and other obligations, or any payment obligations under the guarantees. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of Paramount Skydance Corporation and Paramount Global to obtain cash required to pay Paramount Skydance Corporation’s debt service obligations, including payments on the debt securities or Paramount Global’s payment obligations on the guarantees, if any. The debt securities (whether senior or subordinated obligations) will be structurally subordinated to all obligations of Paramount Skydance Corporation’s subsidiaries (other than Paramount Global, to the extent such debt securities of Paramount Skydance Corporation are guaranteed by Paramount Global) including claims with respect to trade payables. This means that holders of the debt securities of Paramount Skydance Corporation will have a junior position to the claims of creditors of Paramount Skydance Corporation’s subsidiaries (other than Paramount Global, to the extent such debt securities of Paramount Skydance Corporation are guaranteed by Paramount Global) on the assets and earnings of such subsidiaries. The guarantees of Paramount Global (whether senior or subordinated obligations) will be structurally subordinated to all obligations of Paramount Global’s subsidiaries that do not guarantee the debt securities, including claims with respect to trade payables.
Global Securities
Paramount Skydance Corporation or Paramount Global may issue debt securities of a series, in whole or in part, in the form of one or more global securities and will deposit them with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. Paramount Skydance Corporation or Paramount Global may issue global securities in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may only be transferred among the depositary, its nominees and any successors.
The specific terms of the depositary arrangement relating to a series of debt securities will be described in the prospectus supplement relating to that series. It is anticipated that the following provisions will generally apply to depositary arrangements.
Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with the depositary. The accounts will be designated by the dealers, underwriters or agents with respect to the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary participants or persons that hold interests through these participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by:
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the applicable depositary or its nominee, with respect to interests of depositary participants; and

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the records of depositary participants, with respect to interests of persons other than depositary participants.

So long as the depositary for a global security or its nominee is the registered owner of that global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security will:
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not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names;

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not receive, or be entitled to receive, physical delivery of any debt security of that series in definitive form; and

•
not be considered the owners or holders thereof under the Indenture governing the debt securities.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.
DTC
The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised us that it is:
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a limited-purpose trust company organized under the New York Banking Law;

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a “banking organization” within the meaning of the New York Banking Law;

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a member of the Federal Reserve System;

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’

records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities or any applicable free writing prospectus, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below and unless otherwise provided in the description of the applicable securities herein or in the applicable prospectus supplement, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

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an Event of Default has occurred and is continuing with respect to such series of securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
Euroclear and Clearstream
If so provided in the applicable prospectus supplement or free writing prospectus, you may hold interests in a global security through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.
Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.
Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.
Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of

Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.
Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Other
The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information or its accuracy. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee has any control over those entities and none of us takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor any agent of ours will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.
Further Issues
Not all debt securities of any one series need be issued at the same time and, unless otherwise provided, a series may be reopened, without notice to or the consent of the holders, for issuances of additional debt securities of such series.
Payment and Paying Agents
Any payments of principal, premium or interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee as the registered owner of the global security representing the debt securities. Neither Paramount Skydance Corporation, Paramount Global, the Trustee, any paying agent, nor the security registrar for the debt securities will have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global security representing any of the debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the principal amount of the global security for the debt securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments will be the responsibility of those participants.

Merger, Consolidation or Sale of Assets
Under the terms of the Indenture, Paramount Skydance Corporation generally would be permitted to consolidate with or merge with or into another entity or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of Paramount Skydance Corporation’s assets to another entity, subject to Paramount Skydance Corporation meeting all of the following conditions:
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immediately after giving pro forma effect to such transaction, no Default (as defined below) shall have occurred and be continuing;

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the resulting, surviving or transferee entity (the “Successor Company”) will be organized and existing under the laws of the (i) United States of America, any State thereof or the District of Columbia, (ii) Canada, (iii) Ireland, (iv) England and Wales, (v) any member state of the European Union as in effect on the date specified in the Indenture or (vi) Switzerland;

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the Successor Company (if other than Paramount Skydance Corporation) will not be organized outside of the United States of America, any State thereof or the District of Columbia unless Paramount Skydance Corporation determines in good faith that such jurisdiction of incorporation would not result in material adverse tax consequences to holders of debt securities;

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the resulting entity (if other than Paramount Skydance Corporation) must agree through a supplemental indenture to expressly assume all the obligations of Paramount Skydance Corporation under the debt securities and the Indenture, and with respect to any series of debt securities that are secured, the Successor Company (if not Paramount Skydance Corporation) will, by supplement to the security documents, assume all obligations of Paramount Skydance Corporation under the applicable security documents;

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Paramount Skydance Corporation must deliver certain certificates and documents to the Trustee; and

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Paramount Skydance Corporation must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Paramount Skydance Corporation may merge or consolidate with, or sell all or substantially all of its assets to any of its subsidiaries. References in this section to the sale or conveyance of “all or substantially all of its property and assets” mean property and assets contributing, in the aggregate, at least 80% of the total consolidated revenues of Paramount Skydance Corporation as of its last available quarterly or annual report filed with the SEC. The sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of one or more subsidiaries of Paramount Skydance Corporation, which assets, if held by Paramount Skydance Corporation instead of such subsidiaries, would constitute all or substantially all of the assets of Paramount Skydance Corporation on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the assets of Paramount Skydance Corporation.
In the event that Paramount Skydance Corporation consolidates or merges with another entity or sells all or substantially all of its assets to another entity, the surviving entity shall be substituted for Paramount Skydance Corporation under the Indenture and Paramount Skydance Corporation shall be discharged from all of its obligations under the Indenture.
Defaults and Remedies
Holders of debt securities will have specified rights if an Event of Default (as defined below) occurs in respect of the debt securities of that series, as described below.
The term “Event of Default” in respect of the debt securities of a particular series means any of the following:
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Paramount Skydance Corporation does not pay interest on a debt security of such series within 30 days of its due date;

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Paramount Skydance Corporation does not pay the principal of or any premium on a debt security of such series when due and payable, at its maturity, or upon its acceleration, redemption or otherwise;

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Paramount Skydance Corporation or, if guarantees are issued, any guarantor (including Paramount Global), fails to comply for 60 days after notice with its covenants or other agreements (other than those described in the bullets above) contained in the Indenture, provided that in the case of a failure to comply with the reporting covenant of the Indenture, such period of continuance of such default or breach shall be 120 days after written notice described in this bullet has been given;

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Paramount Skydance Corporation or, if guarantees are issued, any guarantor (including Paramount Global), files for bankruptcy or other events of bankruptcy, insolvency or reorganization specified in the Indenture occur;

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If guarantees are issued with respect to the debt securities of such series, any guarantor that is a “significant subsidiary” of Paramount Skydance Corporation, as defined in Regulation S-X of the SEC (a “Material Subsidiary”) or any group of guarantors that, taken together, would constitute a Material Subsidiary, ceases to be in full force and effect (other than in accordance with the terms of such series or the Indenture) or any guarantor denies or disaffirms its obligations in writing under its guarantee; or

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any other Event of Default that may be specified for the debt securities of such series when such series is created.

The term “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
If an Event of Default has occurred, the Trustee or the holders of at least 30% in principal amount of the outstanding debt securities of the affected series may declare the entire unpaid principal amount of (and premium, if any), and all the accrued interest on, the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. There is no action on the part of the Trustee or any holder of debt securities required for such declaration if the Event of Default is a bankruptcy, insolvency or reorganization. Holders of a majority in principal amount of the debt securities of a series may also waive certain past defaults under the Indenture on behalf of all of the holders of such series of debt securities. A declaration of acceleration of maturity with respect to a series of debt securities may be rescinded and annulled, under specified circumstances, by the holders of a majority in principal amount of the outstanding debt securities of such series.
Except in cases of default, where the Trustee has special duties, the Trustee is not required to take any action under the Indenture at the request of holders unless the holders offer the Trustee reasonable protection from costs, expenses, claims and liability satisfactory to the Trustee. If a reasonable indemnity satisfactory to the Trustee is provided, the holders of a majority in principal amount of a series of debt securities may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the Trustee. The Trustee may refuse to follow those directions in certain circumstances specified in the Indenture. No delay or omission in exercising any right or remedy will be treated as a waiver of the right, remedy or Event of Default.
Before holders of a series of debt securities are allowed to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce their rights or protect their interests relating to the debt securities of such series, the following must occur:
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holders must give the Trustee written notice of a continuing Event of Default with respect to such series;

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holders of at least 30% in principal amount of the outstanding debt securities of such series must make a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee;

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the holders must offer to the Trustee indemnity reasonably satisfactory to it against the costs, expenses, claims and liabilities to be incurred in compliance with such request;

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the Trustee must have failed to institute any such proceeding for 60 days after receipt of the notice, request and offer of indemnity; and

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holders of a majority in principal amount of the outstanding debt securities of such series must not have given the Trustee a direction inconsistent with the above request during such 60-day period.

Holders are, however, entitled at any time to bring a lawsuit for the payment of money due on the debt securities on or after the due date.
The Indenture contains provisions requiring, in certain circumstances, that any notice of default, notice of acceleration or similar instruction to the Trustee provided by any one or more holders of the debt securities of the applicable series, must be accompanied by a written representation from each such holder to Paramount Skydance Corporation and the Trustee that such holder is not Net Short. A Holder or beneficial owner is considered “Net Short” if, as of the applicable determination date, the value of its short derivative positions referencing the Issuer exceeds the combined value of its Notes and long derivative positions, or if such a position would reasonably be expected to result from a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) occurring with respect to the Issuer immediately before that date.
Modification of the Indenture
The Indenture provides that Paramount Skydance Corporation and the Trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for the purposes, among other things, of:
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establishing the form or terms of any series of debt securities;

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curing any ambiguity, omission, mistake, defect or inconsistency;

•
providing for the assumption by a successor person of the obligations of Paramount Skydance Corporation or any guarantor under the Indenture;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to (a) add a co-issuer of the debt securities or to release any previously added co-issuer of the debt securities, (b) add guarantees or add collateral to secure any series of notes or (c) add a holding company above Paramount Skydance Corporation, in each case, subject to the requirements and limitations described in the Indenture;

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to add to the covenants of Paramount Skydance Corporation or, if applicable, any guarantor for the benefit of the holders of debt securities or to surrender any right or power conferred upon Paramount Skydance Corporation or, if applicable, any guarantor;

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make any change that would provide any additional rights or benefits to holders of any series or that does not adversely affect the rights under the Indenture of any such holder;

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to conform the text of the Indenture, the notes or any note guarantee to the description and terms of any offering document applicable to such debt securities as the time of the initial sale thereof;

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to make any amendment to the provisions of the Indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the Indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities;

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to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

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to release a guarantor, if applicable, pursuant to the terms of the Indenture;

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to make any amendment to the provisions of the Indenture or the notes to eliminate the effect of any accounting change or in the application thereof; or

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change or eliminate any of the provisions of the Indenture; provided that any such change or elimination shall not be effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision.

With specific exceptions, the Indenture or the rights of the holders of the debt securities may be modified by Paramount Skydance Corporation and the Trustee with the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by the modification then outstanding

(all such series voting together as a single class); however, no modification may be made without the consent of the holders of each outstanding debt security affected, which would, among other things:
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest on any such debt security;

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reduce the principal of or change the maturity date of any such debt security;

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change the provisions applicable to the redemption of any such debt security as set forth in any supplemental indenture relating to such debt security (other than the timing for the notice of redemption);

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make any debt security payable in money other than that stated therein;

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impair the contractual right of any holder of such debt securities to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or impair the right of any holder of such debt securities to institute suit for the enforcement of any payment on or with respect to such holder’s debt securities (provided the amendment, supplement or modification applicable to the redemption of any such debt security in connection with a change of control as set forth in any supplemental indenture relating to such debt securities shall be deemed not to impair the contractual right of any holder to receive payment of principal of and interest on such holder’s debt securities on or after the due dates therefor or to institute suit for the enforcement of any such payment on or with respect to such holder’s debt securities); provided, however, that an acceleration of such debt securities may be rescinded and any payment default that resulted from such acceleration may be waived by the holders of at least the percentage of aggregate principal amount of the debt securities of such series required to amend the covenant or provision contained in the Indenture or any guarantee, the breach of which resulted in such acceleration;

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make any change in the amendment provisions which require each holder’s consent or in the waiver provisions; or

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change the ranking of the Notes.

Defeasance and Covenant Defeasance
Paramount Skydance Corporation may elect either (i) to defease and be discharged (and, if applicable, to have Paramount Global defeased and discharged) from any and all obligations with respect to a series of the debt securities (except as otherwise provided in the Indenture) (“defeasance”) or (ii) to be released from its obligations with respect to certain covenants that are described in the Indenture (“covenant defeasance”), upon the deposit with the Trustee, in trust for such purpose, of money and/or government obligations that through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of, premium, if any, and interest on the debt securities of such series to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous senior payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the Trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the Indenture.
We may exercise our defeasance option with respect to the debt securities of any series notwithstanding its prior exercise of its covenant defeasance option. If we exercise our defeasance option, payment of the debt securities of such series may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities of such series may not be accelerated by reference to any covenant from which Paramount Skydance Corporation or Paramount Global is released as described under clause (ii) of the immediately preceding paragraph. However, if acceleration were to occur for other reasons, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities of such series, in that the required deposit in the defeasance trust is based upon scheduled cash flows rather than market value, which will vary depending upon interest rates and other factors.
Discharge of Obligations
Our obligations under the Indenture will cease to be of further effect with respect to a series of debt securities when:
•
either (a) all debt securities of that series have been delivered (except destroyed, lost or stolen debt securities which have been replaced or paid and debt securities for which payment money has theretofore been deposited in trust with the Trustee or paying agent or segregated and held in trust by Paramount Skydance Corporation or Paramount Global, as the case may be, and thereafter repaid to Paramount Skydance Corporation or Paramount Global, as the case may be, or discharged from such trust in accordance with the Indenture) to the Trustee for cancellation, or (b) all such debt securities not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable at maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption and Paramount Skydance Corporation or Paramount Global, as the case may be, has deposited or caused to be deposited with the Trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of maturity or date of redemption, as the case may be;

•
we have paid or caused to be paid all sums payable by us under the Indenture with respect to such series; and

•
we have delivered to the Trustee an officer’s certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they appear in the security register or in accordance with the procedures of the applicable depositary, if any.
Title
Paramount Skydance Corporation, the Trustee and any agent of Paramount Skydance Corporation or the Trustee may treat the registered owner of any registered debt security as the absolute owner thereof (whether or not the debt security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.
Replacement of Debt Securities
We will replace any mutilated debt security at the expense of the holders upon surrender to the Trustee. We will replace debt securities that become destroyed, lost or stolen at the expense of the holder upon delivery to the Trustee of satisfactory evidence of the destruction, loss or theft thereof. In the event of a destroyed, lost or stolen debt security, an indemnity or security satisfactory to us and the Trustee may be required at the expense of the holder of the debt security before a replacement debt security will be issued.
Governing Law
The Indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.
Concerning the Trustee
In specific instances, we or the holders of a majority of the then outstanding principal amount of the debt securities of a series issued under the Indenture may remove the Trustee with respect to debt securities of such series and appoint a successor trustee. The Trustee may become the owner or pledgee of any of the debt securities with the same rights, subject to conflict of interest restrictions, it would have if it were not the Trustee.
The Trustee and any successor trustee must be eligible to act as trustee under Section 310(a)(1) of the Trust Indenture Act of 1939, as amended, and shall have a combined capital and surplus of at least $100,000,000 and be subject to examination by federal or state authority. Subject to applicable law relating to conflicts of interest, the Trustee may also serve as trustee under other indentures relating to securities issued by Paramount Skydance Corporation or its affiliated companies and may engage in commercial transactions with Paramount Skydance Corporation and its affiliated companies. The initial Trustee under the Indenture is Deutsche Bank Trust Company Americas.
Subordination
In addition to the provisions previously described in this prospectus and applicable to all debt securities, the following description of any subordinated debt securities, which may be senior or junior subordinated, summarizes the additional terms and provisions of such subordinated debt securities to which any prospectus supplement may relate. The specific terms of Paramount Skydance Corporation’s or Paramount Global’s subordinated debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions summarized below may apply to any series of subordinated debt securities will be described in the prospectus supplement relating to that series.
Any subordinated debt securities will be subordinated in right of payment to Paramount Skydance Corporation’s or Paramount Global’s, as applicable, Senior Indebtedness to the extent set forth in the applicable prospectus supplement.
The payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of Paramount Skydance Corporation’s or Paramount Global’s, as applicable, Senior Indebtedness. Paramount Skydance Corporation or Paramount Global, as applicable, may not make payment of principal, premium, if any, sinking funds or interest, if any, on any subordinated debt securities unless full payment of amounts then due for principal, premium, if any, sinking funds and interest on all Senior Indebtedness has been made or duly provided for.
For purposes of the description of any subordinated debt securities, the term “Senior Indebtedness” of any person means all Indebtedness of such person, except (a) Indebtedness that, pursuant to its terms, is subordinated in right of payment to other Indebtedness and (b) Indebtedness evidenced by an instrument that expressly provides that such Indebtedness is not Senior Indebtedness. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include any liability for taxes owed or owing by any person or any trade payables.

DESCRIPTION OF GUARANTEES
Paramount Global may fully and unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities of Paramount Skydance Corporation or Paramount Global when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise. Additionally, Paramount Skydance Corporation may fully and unconditionally guarantee the due and punctual payment of the principal of (and premium, if any) and interest, if any, on the debt securities of Paramount Global when and as the same shall become due and payable, whether at maturity, upon redemption, upon acceleration or otherwise.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Global of senior debt securities of Paramount Skydance Corporation will be unsecured senior obligations of Paramount Global and will rank equally in right of payment with all of Paramount Global’s other unsecured and unsubordinated indebtedness.
The unsecured guarantees by Paramount Global of any subordinated debt securities of Paramount Skydance Corporation will be unsecured obligations of Paramount Global and will be subordinated in right of payment to Paramount Global’s Senior Indebtedness (as defined above).
The unsecured guarantees by Paramount Global of any debt securities of Paramount Skydance Corporation will be effectively subordinated to any secured indebtedness of Paramount Global, to the extent of the value of the assets securing such indebtedness.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Skydance Corporation of senior debt securities of Paramount Global will be unsecured senior obligations of Paramount Skydance Corporation and will rank equally in right of payment with all of Paramount Skydance Corporation’s other unsecured and unsubordinated indebtedness.
Unless otherwise specified in the prospectus supplement, the guarantees by Paramount Skydance Corporation of any subordinated debt securities of Paramount Global will be unsecured obligations of Paramount Skydance Corporation and will be subordinated in right of payment to Paramount Skydance Corporation’s Senior Indebtedness (as defined above).
The unsecured guarantees by Paramount Skydance Corporation of any debt securities of Paramount Global will be effectively subordinated to any secured indebtedness of Paramount Skydance Corporation to the extent of the value of the assets securing such indebtedness.
Various federal and state fraudulent conveyance laws have been enacted for the protection of creditors and may be utilized by a court of competent jurisdiction to subordinate or avoid all or part of any guarantee. The applicable debt indentures will provide that in the event that the guarantees would constitute or result in a fraudulent transfer or conveyance for purposes of, or result in a violation of, any United States federal, or applicable United States state, fraudulent transfer or conveyance or similar law, then the liability of Paramount Global or Paramount Skydance Corporation, as applicable, under the guarantees shall be reduced to the extent necessary to eliminate such fraudulent transfer or conveyance or violation under the applicable fraudulent transfer or conveyance or similar law. Application of this clause could limit the amount which holders of debt securities may be entitled to collect under the guarantees. Holders, by their acceptance of the debt securities, will have agreed to such limitations.
To the extent that a court were to find that (a) a guarantee was incurred with the intent to hinder, delay or defraud any present or future creditor or (b) Paramount Global or Paramount Skydance Corporation, as applicable, did not receive fair consideration or reasonably equivalent value for issuing its guarantee and Paramount Global or Paramount Skydance Corporation, as applicable, (i) was insolvent or rendered insolvent by reason of the issuance of the guarantee, (ii) was engaged or about to engage in a business or transaction for which the remaining assets of Paramount Global or Paramount Skydance Corporation, as applicable, constituted unreasonably small capital to carry on its business or (iii) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, the court could subordinate or avoid all or part of such guarantee in favor of Paramount Global’s or Paramount Skydance Corporation’s, as applicable, other creditors. To the extent any guarantee was voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of any debt securities guaranteed by Paramount Global or

Paramount Skydance Corporation, as applicable, could cease to have any claim against Paramount Global or Paramount Skydance Corporation, as applicable, and would be creditors solely of the issuer of the debt securities.
Paramount Skydance Corporation and Paramount Global believe that the issuances of the guarantees are not fraudulent conveyances. There can be no assurance, however, that a court passing on such questions would reach the same conclusions. In rendering their opinions on the validity of the senior debt securities and senior subordinated debt securities and, if applicable, the related guarantees, none of our counsel or counsel for any underwriter will express any opinion as to federal or state laws relating to fraudulent transfers.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of preferred stock that Paramount Skydance Corporation may offer. The terms of any series of the preferred stock will be described in the applicable prospectus supplement relating to the preferred stock being offered. The description set forth below and in any prospectus supplement is not complete, and is subject to, and qualified in its entirety by reference to, Paramount Skydance Corporation’s amended and restated certificate of incorporation, amended and restated bylaws and the certificate of designations relating to each particular series of the preferred stock, which was or will be filed with the SEC at or before the issuance of the series of preferred stock. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
Terms of the Preferred Stock
Under Paramount Skydance Corporation’s amended and restated certificate of incorporation, Paramount Skydance Corporation is authorized to issue up to 100,000,000 shares of preferred stock, par value $0.001 per share. The Board of Directors has the authority, without approval of the stockholders, to cause shares of preferred stock to be issued from time to time in one or more series, with the numbers of shares of each series and the designations, powers, preferences and relative, participating, optional, dividend and other special rights of the shares of each such series and the qualifications, limitations, restrictions, conditions and other characteristics thereof as fixed by the Board of Directors.
The applicable prospectus supplement will describe the terms of each series of preferred stock, including, where applicable, the following:
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the designation, stated value, liquidation preference and number of shares offered;

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the offering price(s);

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the dividend rate(s), or method of calculation, the dividend periods, the date on which dividends shall be payable and whether dividends are cumulative or noncumulative and, if cumulative, the date(s) from which dividends begin to accumulate;

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any redemption or sinking fund provisions;

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any conversion or exchange provisions;

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any voting rights;

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whether the preferred stock will be issued in certificated or book-entry form;

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whether the preferred stock will be listed on a national securities exchange;

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information with respect to any book-entry procedures;

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a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the preferred stock; and

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any additional rights, preferences, privileges, limitations and restrictions of the preferred stock which are not inconsistent with the provisions of the amended and restated certificate of incorporation.

The preferred stock will be, when issued against payment, fully paid and nonassessable. Holders will have no preemptive rights to subscribe for any additional securities that Paramount Skydance Corporation may issue. Unless otherwise specified in the applicable prospectus supplement, the shares of each series of preferred stock will rank equally with all other outstanding series of preferred stock issued by Paramount Skydance Corporation as to payment of dividends, other than with respect to cumulation of dividends, and as to the distribution of assets upon liquidation, dissolution, or winding up of Paramount Skydance Corporation. Each series of preferred stock will rank senior to the common stock and any other stock of Paramount Skydance Corporation that is expressly made junior to that series of preferred stock. However, the Board of Directors may not cause us to issue any preferred stock, or preferred stock that is convertible into or exchangeable for other securities, that, in the aggregate with all other outstanding shares of preferred stock, could elect a majority of the Board of Directors, unless such issuance has been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. The ability of the Board of Directors to provide for the issuance of preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change in control of Paramount Skydance Corporation or changes in our management.
Paramount Skydance Corporation’s rights and the rights of holders of Paramount Skydance Corporation securities, including the holders of preferred stock, to participate in the distribution of assets of any subsidiary of Paramount Skydance Corporation upon its liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors and preferred stockholders, except to the extent Paramount Skydance Corporation may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.
Dividends and Distributions
Unless otherwise specified in the prospectus supplement, holders of shares of the preferred stock will be entitled to receive, as, if and when declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of funds legally available for the payment of dividends, cash dividends at the rate set forth in, or calculated in accordance with the formula set forth in, the prospectus supplement relating to the preferred stock being offered. Dividends on the preferred stock may be cumulative or noncumulative as provided in the applicable prospectus supplement. Dividends on the cumulative preferred stock will accumulate from the date of original issue and will be payable as specified in the applicable prospectus supplement. The applicable prospectus supplement will set forth the applicable dividend period with respect to a dividend payment date. If the Board of Directors or a duly authorized committee of the Board of Directors fails to declare a dividend on any series of noncumulative preferred stock for any dividend period, Paramount Skydance Corporation will have no obligation to pay a dividend for that period, whether or not dividends on that series of noncumulative preferred stock are declared for any future dividend period.
No dividends will be declared or paid or set apart for payment on the preferred stock of any series ranking, as to dividends, equally with or junior to any other series of preferred stock for any period unless dividends have been or are contemporaneously declared and paid or declared and a sum sufficient for the payment of those dividends has been set apart for:
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in the case of cumulative preferred stock, all dividend periods terminating on or before the date of payment of full cumulative dividends; or

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in the case of noncumulative preferred stock, the immediately preceding dividend period.

When dividends are not paid in full upon any series of preferred stock, and any other preferred stock ranking equally as to dividends with that series of preferred stock, all dividends declared upon shares of that series of preferred stock and any other preferred stock ranking equally as to dividends will be declared pro rata so that the amount of dividends declared per share on that series of preferred stock and any other preferred stock ranking equally as to dividends will in all cases bear to each other the same ratio that accrued dividends per share on the shares of that series of preferred stock and the other preferred stock bear to each other. In the case of noncumulative preferred stock, any accrued dividends described in the immediately preceding paragraph will not include any cumulation in respect of unpaid dividends for prior dividend periods.
Except as provided in the immediately preceding paragraph or the applicable prospectus supplement, unless full dividends on all outstanding shares of any series of preferred stock have been declared and paid, in the case of a series of cumulative preferred stock, for all past dividend periods, or in the case of noncumulative preferred stock, for the immediately preceding dividend period, Paramount Skydance Corporation may not declare dividends or pay or set aside amounts for payment or other distribution on any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, the common stock of Paramount Skydance Corporation or other capital stock of Paramount Skydance Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation. Other than in connection with the distribution or trading of any of its capital stock, Paramount Skydance Corporation may not redeem, purchase or otherwise acquire any of its capital stock ranking junior to or equally with that series of preferred stock as to dividends or upon liquidation, for any consideration or any moneys paid to or made available for a sinking fund for the redemption of any shares of any of its capital stock, except by conversion or exchange for capital stock of Paramount Skydance Corporation ranking junior to that series of preferred stock as to dividends and upon liquidation.
Unless otherwise specified in the applicable prospectus supplement, the amount of dividends payable for any period shorter than a full dividend period shall be computed on the basis of twelve 30-day months, a 360-day year and the actual number of days elapsed in any period of less than one month.
Liquidation Preference
Unless otherwise specified in the applicable prospectus supplement, upon any voluntary or involuntary liquidation, dissolution or winding up of Paramount Skydance Corporation, the holders of the preferred stock will have preference and priority over the common stock of Paramount Skydance Corporation and any other class of stock of Paramount Skydance Corporation ranking junior to the preferred stock upon liquidation, dissolution or winding up, for payments out of or distributions of the assets of Paramount Skydance Corporation or proceeds from any liquidation, of the amount per share set forth in the applicable prospectus supplement plus all accrued and unpaid dividends, to the date of final distribution to such holders. After any liquidating payment, the holders of preferred stock will not be entitled to any other payments.
Redemption
If specified in the prospectus supplement relating to a series of preferred stock being offered, Paramount Skydance Corporation may, at its option, at any time or from time to time, redeem that series of preferred stock, in whole or in part, at the redemption prices and on the dates set forth in the applicable prospectus supplement. The Board of Directors or a duly authorized committee of the Board of Directors may fix other terms of redemption, if any, of such series including, without limitation, redemption prices payable in shares of Class B Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof pertaining to shares of such series permitted by law.
If less than all outstanding shares of a series of preferred stock is to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined to be equitable by the Board of Directors or a duly authorized committee of the Board of Directors. From and after the redemption date, unless Paramount Skydance Corporation is in default in providing for the payment of the redemption price, dividends shall cease to accrue on the shares of that series of preferred stock called for redemption and all rights of the holders shall cease, other than the right to receive the redemption price.
Voting Rights
Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as required by law.
Conversion or Exchange Rights
The prospectus supplement relating to a series of preferred stock that is convertible or exchangeable will state the terms on which shares of that series are convertible or exchangeable into common stock, another series of preferred stock or debt securities and the terms and conditions, including, without limitation, price and rate of exchange, of such conversion or exchange.

DESCRIPTION OF COMMON STOCK
The authorized common stock of Paramount Skydance Corporation as set forth in its amended and restated certificate of incorporation includes 55,000,000 shares of Class A Common Stock, par value $0.001 per share, and 7,000,000,000 shares of Class B Common Stock, par value $0.001 per share. Paramount Skydance Corporation is registering with the SEC shares of Class B Common Stock, which may be offered by Paramount Skydance Corporation or one or more selling security holders to be identified in a prospectus supplement. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
The descriptions set forth below and in any prospectus supplement are not complete, and are subject to, and qualified in their entirety by reference to, Paramount Skydance Corporation’s amended and restated certificate of incorporation and amended and restated bylaws and the General Corporation Law of the State of Delaware. You are urged to read our amended and restated certificate of incorporation and amended and restated bylaws in their entirety.
General
As of April 30, 2026, there were 31,500,087 shares of Class A Common Stock outstanding and 1,087,672,971 shares of Class B Common Stock outstanding. The holders of all issued and outstanding shares of Class A Common Stock and Class B Common Stock are entitled to the same rights and powers, except as provided in Paramount Skydance Corporation’s amended and restated certificate of incorporation as described below.
Voting Rights.   Holders of Class A Common Stock are entitled to one vote per share with respect to all matters on which the holders of Paramount Skydance Corporation common stock are entitled to vote and hold 100% of the aggregate voting power of the outstanding Paramount Skydance Corporation common stock. Holders of Class B Common Stock do not have any voting rights, except as required by applicable law.
Generally, subject to any prior approval by the Specified Reserved Matter Designees (as defined in our amended and restated certificate of incorporation) that is required by our amended and restated certificate of incorporation, all matters to be voted on by the stockholders of Paramount Skydance Corporation must be approved by a majority of the aggregate voting power of the shares of capital stock of Paramount Skydance Corporation having voting power present in person or represented by proxy, except as required by applicable law or the election of directors, for which a plurality of the votes cast shall be sufficient. Additionally, the affirmative vote of a majority of the outstanding shares of Class A Common Stock, voting separately as a class, is required to approve the issuance of any preferred stock, or preferred stock that is convertible into or exchangeable for securities, that, in the aggregate with all other outstanding shares of preferred stock, have the ability to elect a number of directors constituting a majority of the Board of Directors.
Paramount Skydance Corporation’s amended and restated certificate of incorporation provides that, subject to any prior approval by the Specified Reserved Matter Designees that is required by our amended and restated certificate of incorporation, any action required or permitted to be taken by the stockholders of Paramount Skydance Corporation may be effected by the written consent of the holders of outstanding capital stock of Paramount Skydance Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Dividends.   Holders of Class A Common Stock and Class B Common Stock share ratably in any cash dividend declared by the Board of Directors, subject to the rights and preferences of any outstanding preferred stock. The Board of Directors may, at its discretion, and subject to any prior approval by the Specified Reserved Matter Designees that is required by our amended and restated certificate of incorporation, declare a dividend of any securities of Paramount Skydance Corporation or of another entity, to the holders of Class A Common Stock and Class B Common Stock in the form of (i) a ratable distribution of identical securities to the holders of Class A Common Stock and Class B Common Stock or (ii) a distribution of one class or series of securities to the holders of Class A Common Stock and another class or series of securities to the holders of Class B Common Stock, provided that the securities so distributed (or securities issuable upon the conversion or exchange thereof) do not differ in any respect other than (x) differences in their rights

(other than voting rights and powers) consistent in all material respects with the differences between Class A Common Stock and Class B Common Stock and (y) differences in their relative voting rights and powers, with the holders of Class A Common Stock receiving the class or series of such securities having the higher relative voting rights or powers (without regard to whether such voting rights or powers differ to a greater or lesser extent than the corresponding differences in the voting rights or powers of Class A Common Stock and Class B Common Stock provided in the amended and restated certificate of incorporation of Paramount Skydance Corporation). Notwithstanding the foregoing, the Board of Directors may declare and pay a dividend to the holders of Class B Common Stock, and will not be required to declare and pay a corresponding dividend to the holders of Class A Common Stock, with the prior written consent or approval of the holders of all of the outstanding shares of Class A Common Stock.
Conversion.   Each share of Class A Common Stock is convertible at any time at the option of the holder of such share into 1.5 shares (such ratio is subject to adjustment in connection with any subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, exchange of shares or other like change with respect to the Class A Common Stock or the Class B Common Stock) of Class B Common Stock (rounded to the nearest whole share). Paramount Skydance Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of Class A Common Stock, as applicable, such number of shares of Class B Common Stock as will from time to time be sufficient to effect the conversion of all then-outstanding shares of Class A Common Stock into shares of Class B Common Stock or will take such corporate action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as will be sufficient for such purpose.
Liquidation Rights.   In the event of a liquidation, dissolution or winding-up of Paramount Skydance Corporation, all holders of Paramount Skydance Corporation common stock, regardless of class, are entitled to share ratably in any assets available for distributions to holders of shares of Paramount Skydance Corporation common stock subject to the preferential rights of any outstanding preferred stock.
Restrictions on Stock Ownership and Transfer; Redemption by Paramount Skydance Corporation.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation may restrict the ownership and transfer of, or redemption of, shares of its capital stock in order to ensure compliance with, or prevent the applicability of limitations imposed by, the requirements of federal communications laws and regulations applicable to specified types of media companies.
Preemptive Rights.   Shares of Class A Common Stock and Class B Common Stock do not entitle a holder to any preemptive rights enabling a holder to subscribe for or receive shares of stock of any class or any other securities convertible into shares of stock of any class of Paramount Skydance Corporation. The Board of Directors possesses the power to issue shares of authorized but unissued Class A Common Stock and Class B Common Stock without further stockholder action, subject to the requirements of applicable law and stock exchanges and such other prior approvals specified in the amended and restated certificate of incorporation of Paramount Skydance Corporation. The number of authorized shares of Class A Common Stock and Class B Common Stock may be increased with the approval of the holders of a majority of the outstanding shares of Class A Common Stock and without any action by the holders of shares of Class B Common Stock.
Preferred Stock.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation may not issue any preferred stock, or preferred stock that is convertible into or exchangeable for securities, that, in the aggregate with all other outstanding shares of preferred stock, have the ability to elect a number of directors constituting a majority of the Board of Directors unless the issuance of such preferred stock will have been approved by the holders of a majority of the outstanding shares of Class A Common Stock, voting separately as a class. Subject to these limitations, the Board of Directors may authorize the issuance of preferred stock in one or more series and fix by resolution the voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, of each series. The issuance of shares of preferred stock under the Board of Directors’ authority described above may adversely affect the rights of the holders of our common stock. For example, preferred stock issued by Paramount Skydance Corporation may rank prior to its common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Paramount Skydance Corporation’s common stock. Accordingly, the issuance of shares of preferred stock may adversely affect the market price of the Class B Common Stock.
Rights of Certain Equity Investors
Board Nominations.   The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that Paramount Skydance Corporation will take all Necessary Action (as defined in the amended and restated certificate of incorporation) to cause the slate of nominees recommended by Paramount Skydance Corporation for election as directors to be consistent with the following: (i) (A) for so long as Ellison (as defined in our amended and restated certificate of incorporation) has an Original Ownership Percentage (as defined in our amended and restated certificate of incorporation) of at least 50%, Ellison will be entitled to nominate five individuals for election to the Board of Directors, and will have the right to designate each of them as either an Ellison Designee (as defined in our amended and restated certificate of incorporation) or a Low-Vote Designee (as defined in our amended and restated certificate of incorporation); (B) for so long as Ellison has an Original Ownership Percentage of at least 25% but less than 50%, Ellison will be entitled to nominate three Low-Vote Designees for election to the Board of Directors; and (C) for so long as Ellison has an Ownership Percentage of at least 5% but an Original Ownership Percentage less than 25%, Ellison will be entitled to nominate two Low-Vote Designees for election to the Board of Directors; and (ii) for so long as RedBird (as defined in our amended and restated certificate of incorporation) has an Original Ownership Percentage of at least 50%, RedBird will be entitled to nominate two RedBird Designees (as defined in our amended and restated certificate of incorporation) for election to the Board of Directors. RedBird will maintain the right to nominate one RedBird Designee for election to the Board of Directors for so long as it has an Ownership Percentage of at least 5%.
RedBird’s right to nominate one or more individuals for election to the Board of Directors, along with the right to remove, replace or otherwise designate any director of the Board of Directors, is personal to RedBird and may not be assigned or delegated to any person (by contract or otherwise).
The amended and restated certificate of incorporation of Paramount Skydance Corporation provides that until the first date on which Ellison is no longer entitled to nominate for election to the Board of Directors any Ellison Designee or Low-Vote Designee, Ellison will have the right to designate the chairperson of the Board of Directors (the “Chair”). The Chair is initially David Ellison. Our amended and restated certificate of incorporation provides that David Ellison will serve an initial term as Chair until the earlier of (i) two years following the consummation of the Transactions (as defined in our amended and restated certificate of incorporation) and (ii) his death, resignation or incapacitation. Any vacancy in the Chair will be filled by Ellison; provided that if the designation for Chair is neither David Ellison nor Lawrence Ellison, the filling of any such vacancy will also require the approval of at least one RedBird Designee for so long as RedBird has an Original Ownership Percentage of at least 50%. In the event that David Ellison no longer serves as our chief executive officer, then we will cause our then-serving chief executive officer to be nominated for election to the Board of Directors. We will cause the nomination of our president for election to the Board of Directors. We will cause the nomination of up to three independent directors based on the recommendation of our nominating and corporate governance committee to the extent required by stock exchanges and applicable law.
Board Voting.   Except as otherwise provided in the amended and restated certificate of incorporation and bylaws of Paramount Skydance Corporation or as required by applicable law or the requirements of any national stock exchange, any action of the Board of Directors (or any committee thereof) requires approval by the affirmative vote of directors holding a majority of the voting power of the directors (or a majority of the voting power of the directors on such committee, as applicable) at a meeting at which a quorum is present. The amended and restated certificate of incorporation provides that each director (except for the Ellison Designees, but including any Low-Vote Designee) is entitled to one vote; provided that, for so long as Ellison holds an Original Ownership Percentage of at least 50%, each Ellison Designee (which will not include any Low-Vote Designee) will have a number of votes on any matter presented to the Board of Directors (or any committee thereof) equal to one more than the total number of directors on the Board of Directors or committee thereof, as applicable. If Ellison ceases to have an Original Ownership Percentage of at least 50%, then each Ellison Designee will be entitled to one vote.

Specified Reserved Matters.   In addition to any other approval of our stockholders or our Board of Directors required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law, until the first date on which none of the Specified Stockholders (as defined in our amended and restated certificate of incorporation) have the right to nominate two or more Specified Stockholder Designees (as defined in our amended and restated certificate of incorporation) for election to our Board of Directors, the prior approval (by vote or written consent) of the Specified Reserved Matter Designees (as applicable) will be required for us to, either directly or indirectly by merger, consolidation, division, operation of law, or otherwise, take any of the following actions: (a) issue any shares of our common stock (subject to certain exceptions described in our amended and restated certificate of incorporation, including any issuance of shares of our common stock which, in the aggregate, represent less than 5% of the then-outstanding shares of our common stock for a bona fide capital raising purpose in any 90-day period); (b) incur, assume or guarantee (subject to certain exceptions described in our amended and restated certificate of incorporation) any indebtedness for borrowed money that would cause our Pro Forma Leverage Ratio (as defined in our then-effective credit agreement or, if not defined therein, as set forth in our amended and restated certificate of incorporation) to be greater than 4-to-1; (c) enter into a binding agreement contemplating, or otherwise consummating, a Change of Control Event (as defined in our amended and restated certificate of incorporation); (d) make a contribution to certain joint ventures of assets that generated more than 20% of our Consolidated EBITDA (as defined in our then-effective credit agreement or, if not defined therein, as set forth in our amended and restated certificate of incorporation) over the 12‑month period ended as of the final day of our most recently completed fiscal quarter for which financial statements are available; or (e) make certain acquisitions, dispositions and investments, in each case, having a value or for a purchase price (inclusive of any debt and debt-like items paid off or assumed by the acquirer in such a transaction), in excess of $250 million.
Our amended and restated certificate of incorporation also provides that, in addition to any other approval of our stockholders or our Board of Directors required by our amended and restated certificate of incorporation, our amended and restated bylaws or applicable law, until the first date on which none of the Specified Stockholders have an Original Ownership Percentage of 20% or more, the prior approval (by vote or written consent) of the Specified Other Reserved Matter Designees (as defined in our amended and restated certificate of incorporation) will be required for us to, either directly or indirectly by merger, consolidation, division, operation of law, or otherwise, take any of the following actions: (a) implement any amendments to our amended and restated certificate of incorporation that would adversely affect the rights (economic or otherwise) of a Specified Stockholder under our amended and restated certificate of incorporation in a manner that is disproportionate as compared to the effect on the other Specified Stockholders or other holders of our common stock, as applicable; (b) other than in accordance with our amended and restated certificate of incorporation or our amended and restated bylaws, (i) purchase, redeem, acquire or repurchase any shares of our common stock or other equity interests (other than a pro rata purchase or offer made to all holders of the applicable equity interests or pursuant to a customary employee stock purchase plan or similar stock purchase plan, employment or service agreement, restrictive covenant agreement, or employee equity plan) or (ii) declare or pay any dividend of any of our securities or of any other corporation, limited liability company, partnership, joint venture, trust or other legal entity (other than distributions or dividends made pro rata to all holders of the applicable securities and other than any dividends or distributions between us and any of our wholly-owned subsidiaries); or (c) subject to certain exceptions described in our amended and restated certificate of incorporation, enter into any Related Party Transaction (as defined in our amended and restated certificate of incorporation) with a value or consideration in excess of $25 million.
Anti-Takeover Provisions of Certificate of Incorporation and Bylaws
Provisions of our amended and restated certificate of incorporation and amended and restated bylaws, in addition to those relating to the voting rights of our Class A Common Stock and the exclusive right of the Specified Stockholders (as defined in the amended and restated certificate of incorporation) to remove their respective director designees, may have the effect of delaying, deferring or preventing a change in control of Paramount Skydance Corporation or changes in our management. These include provisions that:
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authorize our Board of Directors to provide for the issuance, without stockholder approval, of up to 100,000,000 shares of preferred stock with rights fixed by the Board of Directors (subject to certain limitations set forth in our amended and restated certificate of incorporation), which rights could be senior to those of the common stock;
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provide that each director will be entitled to one vote; provided that, for so long as Ellison holds an Original Ownership Percentage of at least 50%, each Ellison Designee (which will not include any Low-Vote Designee), will have a number of votes on any matter presented to the Board of Directors or any committee thereof equal to one more than the total number of directors of the Board of Directors or committee thereof, as applicable (each term as defined in our amended and restated certificate of incorporation);

•
provide that, subject to any special rights of the holders of any series of preferred stock, a special meeting of stockholders may be called only by or at the direction of (i) the Board of Directors, (ii) the Chair, (iii) the chief executive officer of Paramount Skydance Corporation, or (iv) any holder of at least 25% of the aggregate voting power of all outstanding shares of the capital stock of Paramount Skydance Corporation; and

•
establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other proposal to be acted upon at any annual or special meeting of stockholders.

We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Subject to specified exemptions, Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation listed on a national securities exchange from engaging in a “business combination,” including mergers, consolidations, sales and leases of assets, issuances of securities and other similar transactions, with an interested stockholder (generally, a person that, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock) for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of our election in our amended and restated certificate of incorporation to not be subject to Section 203 of the Delaware General Corporation Law, such restrictions on business combinations under Section 203 of the Delaware General Corporation Law are not applicable to Paramount Skydance Corporation.
Conflicts of Interest; Corporate Opportunities
The Delaware General Corporation Law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. Our amended and restated certificate of incorporation renounces, to the maximum extent permitted from time to time by Delaware law, any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to certain of our officers, directors or stockholders or their respective affiliates, other than with respect to any business opportunity that is expressly offered to an exempted person solely in his or her capacity as member of our Board of Directors. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, none of Ellison, RedBird (each, as defined in our amended and restated certificate of incorporation) or any other investor that entered into subscription agreements, dated July 7, 2024, with Paramount Skydance Corporation and Paramount Global, or their respective affiliates, or any of their respective directors, principals, officers, employees, members, equityholders, and/or other representatives, including any of the foregoing who serve as our officers, all of whom are referred to herein as the exempted persons, will have any duty to refrain from (i) participating or otherwise engaging in any transaction or matter that may be an investment, corporate, business or other opportunity or offer a prospective economic or competitive advantage in which we or any of our controlled affiliates, directly or indirectly, could have an interest or expectancy, (ii) otherwise competing with us or any of our controlled affiliates, (iii) otherwise doing business or transacting with any potential or actual customer, supplier or other business relation ours or any of our controlled affiliates or (iv) otherwise employing or engaging any officer, employee or other service provider of ours or any of our controlled affiliates’ officers, employees or other service providers. In addition, to the fullest extent permitted by law, in the event that any exempted person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. No exempted person will be liable to us for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person engaged in any such activities. Our amended and restated certificate of incorporation will not renounce our interest in any business opportunity that is expressly offered to an exempted person solely in his or her capacity as our director or officer. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us if (1) we (together with our controlled affiliates) are not financially or legally able or contractually permitted to undertake it, (2) from its nature, the opportunity is not in our line of business or is of no practical advantage to us or (3) we have no interest or reasonable expectancy in such business opportunity. Neither the exempted persons nor any of their representatives have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us or any of our subsidiaries.
Exclusive Forum Provision of our Amended and Restated Certificate of Incorporation
Our amended and restated certificate of incorporation provides that, unless our Board of Directors consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, any state or federal court located within the State of Delaware) will be the sole and exclusive forum for: (a) any derivative action or proceeding brought on our behalf; (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees, agents or stockholders to us or to our stockholders; (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.
Our amended and restated certificate of incorporation also provides that the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act. Such provision is intended to benefit and may be enforced by us and our officers and directors, employees and agents. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the foregoing. Nothing in our amended and restated certificate of incorporation precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

DESCRIPTION OF WARRANTS
The following description sets forth certain general terms of warrants that Paramount Skydance Corporation may offer. Paramount Skydance Corporation may issue warrants for the purchase of its debt securities or shares of preferred stock or Class B Common Stock. The warrants may be co-issued by Paramount Global when the securities with respect to which the warrants are issued will be guaranteed by Paramount Global. Warrants may be issued independently or together with any debt securities or shares of preferred stock or Class B Common Stock offered by any prospectus supplement and may be attached to or separate from such debt securities or shares of preferred stock or Class B Common Stock. The warrants are to be issued under warrant agreements to be entered into among Paramount Skydance Corporation or Paramount Global as co-issuer, as applicable, and a bank or trust company, as warrant agent, to be named in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as an agent of Paramount Skydance Corporation in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The description set forth below and in any prospectus supplement is not complete and is subject to, and qualified in its entirety by reference to, any warrant agreement pursuant to which warrants may be issued. References to “Paramount Skydance Corporation” in this description refer only to Paramount Skydance Corporation and not its consolidated subsidiaries, unless the context requires otherwise.
General
If warrants are offered, the prospectus supplement will describe the terms of the warrants, including the following:
•
whether such warrants are co-issued or guaranteed by Paramount Global;

•
the offering price;

•
the currency unit(s) for which warrants may be purchased;

•
the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•
the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•
the maximum or minimum number of warrants that may be exercised at any time;

•
the designation, aggregate principal amount, currency unit(s) and terms of debt securities which may be purchased upon such exercise;

•
the designation, number of shares and terms, as applicable, of the preferred stock or Class B Common Stock purchasable upon exercise of the stock warrants and the price at which the shares of preferred stock or Class B Common Stock may be purchased upon such exercise;

•
if applicable, the designation and terms of debt securities or preferred stock with which the warrants are issued and the number of warrants issued with each debt security or share of preferred stock;

•
if applicable, the date on and after which the warrants and the related debt securities, preferred stock or Class B Common Stock will be separately transferable;

•
the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•
whether the warrants will be issued in registered or bearer form;

•
a discussion of any material United States federal income tax and other special considerations, procedures and limitations relating to the warrants; and

•
any other terms of the warrants.

Warrants may be exchanged for new warrants of different denominations. If in registered form, the warrants may be presented for registration of transfer. The warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the various securities purchasable upon the exercise of such warrants, including the right to receive payments of principal of, any premium on, or any interest on debt securities purchasable upon the exercise or to enforce the covenants in the applicable indenture or to exercise any rights as stockholders of Paramount Skydance Corporation, as described below under “— No Rights as Stockholders.” If Paramount Skydance Corporation maintains the ability to reduce the exercise price of any stock warrant and the right is triggered, it will comply with federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.
Exercise of Warrants
Each warrant will entitle the holder to purchase a principal amount of debt securities or a number of shares of preferred stock or Class B Common Stock at the exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to the warrant. Warrants may be exercised at the times that are set forth in the prospectus supplement relating to the warrants. After the close of business on the date on which the warrant expires, or any later date to which Paramount Skydance Corporation may extend the expiration date, unexercised warrants will become void.
Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase the debt securities or shares of preferred stock or Class B Common Stock purchasable upon the exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised, properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Paramount Skydance Corporation will, as soon as reasonably practicable, issue and deliver the debt securities or shares of preferred stock or Class B Common Stock purchasable upon the exercise and, if applicable, Paramount Skydance Corporation or Paramount Global, as applicable, will issue guarantees relating to those securities. If fewer than all of the warrants represented by a certificate are exercised, a new certificate will be issued for the remaining amount of warrants.
Additional Provisions
The exercise price payable and the number of shares of preferred stock or Class B Common Stock purchasable upon the exercise of each stock warrant will be subject to adjustment in specific events, including the issuance of a stock dividend to holders of preferred stock or Class B Common Stock, or a combination, subdivision or reclassification of preferred stock or Class B Common Stock, in each case as applicable. In lieu of adjusting the number of shares of preferred stock or Class B Common Stock purchasable upon exercise of each stock warrant, Paramount Skydance Corporation may elect to adjust the number of stock warrants. Paramount Skydance Corporation may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of stock warrants, but Paramount Skydance Corporation will pay the cash value of any fractional shares otherwise issuable. The treatment of warrants in connection with any consolidation, merger, or sale or conveyance of the property of Paramount Skydance Corporation as an may be set forth in the prospectus supplement relating to such warrants.
No Rights as Stockholders
Except as may be set forth in the prospectus supplement relating thereto, holders of stock warrants will not be entitled, by virtue of being the holders, to vote, to consent, to receive dividends, to receive notice as stockholders with respect to any meeting of stockholders for the election of the directors or any other matter, or to exercise any rights whatsoever as its stockholders, with respect to either Paramount Skydance Corporation or Paramount Global.

PLAN OF DISTRIBUTION
We, or one or more selling security holders to be identified in a prospectus supplement, may offer and sell the securities in any of three ways (or in any combination): (a) through underwriters or dealers; (b) directly to a limited number of purchasers or to a single purchaser; or (c) through agents. The prospectus supplement will set forth the terms of the offering of such securities, including but not limited to:
•
the name(s) of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
the offering price of the securities and the proceeds to us or the selling security holders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
We or one or more selling security holders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we or one or more selling security holders pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.
We also may sell offered securities directly.
We or one or more selling security holders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from Paramount Skydance Corporation or one or more selling security holders, as the case may be, at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or one or more selling security holders, as the case may be, pay for soliciting these contracts.
The selling security holders may, from time to time, pledge or grant a security interest in some of the securities owned by them and, if a selling security holder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, as applicable, from time to time, under a prospectus supplement. The selling security holders also may transfer our securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of the applicable prospectus supplement.
Dealers, agents and underwriters may be entitled to indemnification by us and/or any selling security holders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the dealers, agents or underwriters may be required to make in respect thereof. Dealers, agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements of Paramount Skydance Corporation (Successor) as of December 31, 2025 and for the period from August 7, 2025 to December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting of Paramount Skydance Corporation as of December 31, 2025 (which is included in Management’s Report on Internal Control over Financial Reporting) and the financial statements of Paramount Global (Predecessor) as of December 31, 2024 and for the periods from January 1, 2025 to August 6, 2025 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus by reference to our Current Report on Form 8-K filed with the SEC on May 13, 2026 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Warner Bros. Discovery, Inc. and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 27, 2026, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Skydance Media, LLC as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024 incorporated in this prospectus by reference to Amendment No. 1 filed with the SEC on October 23, 2025, to the Current Report of Paramount Skydance Corporation on Form 8-K12B filed with the SEC on August 7, 2025, have been audited by Ernst & Young LLP, independent auditor, as set forth in their report appearing in such financial statements, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses payable by Paramount Skydance Corporation in connection with the sale of the securities being registered hereby. All amounts are estimates except the registration fee.
Amounts to be paid
Registration fee	$	*
Legal fees and expenses		**
Blue Sky fees		**
Printing		**
Trustee fees and expenses		**
Rating agency fees		**
Accounting fees and expenses		**
Miscellaneous		**
TOTAL	$	**

*
To be deferred pursuant to Rule 456(b) and calculated in connection with an offering of securities under this registration statement pursuant to Rule 457(r) under the Securities Act of 1933, as amended.

**
Estimated expenses not presently known.

Item 15.   Indemnification of Directors and Officers.
Paramount Skydance Corporation and Paramount Global are incorporated in the State of Delaware.
Delaware General Corporation Law.   Section 145(a) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.
Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.
Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders.
Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.
Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 102(b)(7) of the Delaware General Corporation Law allows a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except in cases where the director or officer breached his or her duty of loyalty to the corporation or its stockholders, the director’s or officer’s act or omission was not in good faith or which involved intentional misconduct or a knowing violation of the law, the director willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase, or where the director or officer obtained an improper personal benefit, or, in the case of an officer, in any action by or in the right of the corporation. Paramount Skydance Corporation’s and Paramount Global’s respective amended and restated certificates of incorporation contain provisions that eliminate directors’ and officers’ personal liability in certain circumstances, including the instances described above.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.   Paramount Skydance Corporation’s and Paramount Global’s respective amended and restated certificate of incorporation and amended and restated bylaws provide that Paramount Skydance Corporation and Paramount Global shall respectively indemnify any person who was or is involved in, or is threatened to be involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of Paramount Skydance Corporation or Paramount Global, as applicable, or is or was serving at the request of Paramount Skydance Corporation or Paramount Global, as applicable, as a director, officer (including, without limitation, a trustee) employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, against judgments, fines, amounts paid in settlement and expenses (including attorneys’ fees), actually and reasonably incurred by him or her in connection with such action, suit or proceeding. Notwithstanding the foregoing, except with respect to proceedings to enforce rights to indemnification and advancement of expenses, Paramount Skydance Corporation and Paramount Global shall respectively indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by the indemnitee, if and only if the respective board of directors authorized the bringing of the action, suit or proceeding (or part thereof) in advance of the commencement of the proceeding.
Paramount Skydance Corporation’s and Paramount Global’s respective amended and restated certificate of incorporation and amended and restated bylaws provide that, to the extent that a director, officer or employee of Paramount Skydance Corporation or Paramount Global, as applicable, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by that person in connection therewith.
Indemnification Agreements.   The indemnification and advancement of expenses provided by, or granted pursuant to, the indemnification provisions of the amended and restated certificate of incorporation and the amended and restated bylaws of Paramount Skydance Corporation and Paramount Global, as applicable, shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. Without limiting the foregoing, Paramount Skydance Corporation and Paramount Global are authorized to enter into an agreement with any director, officer or employee of Paramount Skydance Corporation or Paramount Global, respectively, providing indemnification for such person against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement that result from any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action, suit or proceeding by or in the right of Paramount Skydance Corporation or Paramount Global, respectively, that arises by reason of the fact that such person is or was a director, officer or employee of Paramount Skydance Corporation or Paramount Global, as applicable, or is or was serving at the request of Paramount Skydance Corporation or Paramount Global, as applicable, as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, to the fullest extent allowed by law, except that no such agreement shall provide for indemnification for any actions that constitute fraud, actual dishonesty or willful misconduct. Pursuant to the foregoing authorization, Paramount Skydance Corporation has entered into indemnification agreements with each of its directors.
Liability Insurance.   Paramount Skydance Corporation and Paramount Global may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Paramount Skydance Corporation or Paramount Global, as applicable, or is or was serving at the request of Paramount Skydance Corporation or Paramount Global, as applicable, as a director, officer or employee of another corporation, limited liability company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not Paramount Skydance Corporation and Paramount Global would respectively have the power to indemnify him or her against such liability under the provisions of the respective Paramount Skydance Corporation and Paramount Global amended and restated certificate of incorporation or the amended and restated bylaws. Paramount Skydance Corporation and Paramount Global have purchased certain liability insurance for their respective officers and directors as permitted by Section 145(g) of the Delaware General Corporation Law.
The foregoing statements are subject to the detailed provisions of Sections 145 and 102 of the Delaware General Corporation Law and Paramount Skydance Corporation’s and Paramount Global’s respective amended and restated certificate of incorporation and amended and restated bylaws.

Item 16.   Exhibits.
See Exhibit Index.
Item 17.   Undertakings.
Each of the undersigned registrants hereby undertakes:
(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table, as applicable, in the effective registration statement;
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the applicable registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2)   that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)   that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the applicable registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(i)   each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)   that, for the purpose of determining liability of the applicable registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   any free writing prospectus relating to the offering prepared by, or on behalf of, such undersigned registrant or used or referred to by such undersigned registrant;
(iii)   the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.
Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth in response to Item 15, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

EXHIBIT INDEX
Exhibit No	Description of Exhibit
1.1*	Form of Underwriting Agreement.
3.1
Amended and Restated Certificate of Incorporation of Paramount Skydance Corporation, effective August 7, 2025 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K12B of Paramount Skydance Corporation filed August 7, 2025).

3.2
Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Paramount Skydance Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of Paramount Skydance Corporation filed April 7, 2026).

3.3
Amended and Restated Bylaws of Paramount Skydance Corporation, effective August 7, 2025 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K12B of Paramount Skydance Corporation filed August 7, 2025).

4.1+	Form of Indenture, between Paramount Skydance Corporation, as issuer, and Deutsche Bank Trust Company Americas, as trustee.
4.2*	Form of Note.
4.3*	Form of Warrant.
4.4*	Form of Warrant Agreement.
5.1+	Opinion of Latham & Watkins LLP as to the validity of the securities being registered.
23.1+	Consents of PricewaterhouseCoopers LLP, independent registered public accounting firm for Paramount Skydance Corporation (Successor) and Paramount Global (Predecessor).
23.2+	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Warner Bros. Discovery, Inc.
23.3+	Consent of Ernst & Young LLP, independent auditor for Skydance Media, LLC.
23.4+	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1+	Powers of Attorney (included on signature page to registration statement).
25.1+	Form T-1 Statement of Eligibility of the Trustee.
107+	Calculation of Filing Fee Table.

*
Executed versions of these documents will, if applicable, be filed by amendment or as an exhibit to a document to be incorporated by reference herein after the issuance of the securities to which they relate.

+
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 31, 2026.
PARAMOUNT SKYDANCE CORPORATION
(Registrant)
By:
/s/ David Ellison

Name: David Ellison
Title:   Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Ellison and Stephanie Kyoko McKinnon and each of them, as attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ David Ellison David Ellison	Chairman and Chief Executive Officer (Principal Executive Officer)	July 31, 2026
/s/ Dennis Cinelli Dennis Cinelli	Chief Financial Officer (Principal Financial Officer)	July 31, 2026
/s/ Katherine M. Gill-Charest Katherine M. Gill-Charest	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	July 31, 2026
/s/ Barbara M. Byrne Barbara M. Byrne	Director	July 31, 2026
/s/ Andrew Campion Andrew Campion	Director	July 31, 2026
/s/ Gerald J. Cardinale Gerald J. Cardinale	Director	July 31, 2026
/s/ Safra A. Catz Safra A. Catz	Director	July 31, 2026

Signature	Title	Date
/s/ Andrew Brandon-Gordon Andrew Brandon-Gordon	Director	July 31, 2026
/s/ Justin G. Hamill Justin G. Hamill	Director	July 31, 2026
/s/ Sherry Lansing Sherry Lansing	Director	July 31, 2026
/s/ Paul T. Marinelli Paul T. Marinelli	Director	July 31, 2026
/s/ John L. Thornton John L. Thornton	Director	July 31, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on July 31, 2026.
PARAMOUNT GLOBAL
(Registrant)
By:
/s/ Andrew Brandon-Gordon

Name: Andrew Brandon-Gordon
Title:   Executive Vice President, Chief
Strategy Officer and Chief Operating Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Ellison and Stephanie Kyoko McKinnon and each of them, as attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated on behalf of Paramount Global.
Signature	Title	Date
/s/ Andrew Brandon-Gordon Andrew Brandon-Gordon	Executive Vice President, Chief Strategy Officer, Chief Operating Officer and Director (Principal Executive Officer)	July 31, 2026
/s/ Katherine M. Gill-Charest Katherine M. Gill-Charest	Executive Vice President, Controller, Chief Accounting Officer and Director (Principal Financial Officer, Principal Accounting Officer)	July 31, 2026